UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Filed by Party other than Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement	[ ]	Definitive Additional Materials

[ ]	Soliciting Materials Pursuant to §240.14a-12

Aspen Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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$_____ per share as determined under Rule 0-11 under the Exchange Act.
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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Aspen Group, Inc.

276 Fifth Avenue, Suite 505

New York, New York, 10001

(646) 448-5144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Aspen Group, Inc.:

We are pleased to invite you to attend the 2021 Annual Meeting of the Stockholders (the “Annual Meeting”) of Aspen Group, Inc., a Delaware corporation (the “Company”), which will be held at 9:30 a.m., local time on December 22, 2021 at the Company’s offices located at 4615 E. Elwood Street, Phoenix, Arizona 85040, for the following purposes:

1.

Elect seven members of the Board of Directors for a one-year term expiring at the next annual meeting of stockholders;

2.

Approve an amendment to the Aspen Group, Inc. 2018 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,600,000 shares to 2,350,000 shares;

3.

Ratify the selection of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2022;

4.

Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting; and

5.

Transact such other business as may properly come before the Annual Meeting.

The Company’s Executive Committee of the Board of Directors (the “Board”) has fixed the close of business on November 5, 2021 as the date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to stockholders. Registration and seating will begin at 9:30 a.m. Shares can be voted at the Annual Meeting only if the holder is present in person or is represented by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote your shares via the internet, by phone or by signing and dating the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ Michael Mathews
Michael Mathews
Chief Executive Officer

Dated: November 5, 2021

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

i

Aspen Group, Inc.

276 Fifth Avenue, Suite 505

New York, New York, 10001

(646) 448-5144

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is being sent to the holders of shares of voting stock of Aspen Group, Inc., a Delaware corporation (“AGI” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2021 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) which will be held at 9:30 a.m., local time on December 22, 2021 at the offices of Aspen Group, Inc. located at 4615 E. Elwood Street, Phoenix, Arizona 85040.

Who is entitled to vote?

The Executive Committee of the Board has fixed the close of business on November 5, 2021 as the record date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 24,992,708 shares of common stock outstanding. Each share of the Company’s common stock represents one vote that may be voted on each matter that may come before the Annual Meeting. There are no shares of preferred stock that are entitled to vote.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with Action Stock Transfer Corporation, the Company’s transfer agent, you are the “record holder” of those shares. If you are a record holder, the Notice and Proxy Statement has been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice and Proxy Statement has been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the meeting?

Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date. Please see below the instructions on how to vote at the Annual Meeting if your shares are held in street name.

How do I vote?

Record Holder:

1.	Vote by Internet. The website address for Internet voting is on the Notice and your proxy card.
2.	Vote by phone. Call 1-800-690-6903 and follow the instructions on the Notice and your proxy card.
3.	Vote by mail. Mark, date, sign and mail promptly the proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Attend and vote at the Annual Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name):

1.	Vote by Internet. The website address for Internet voting is on the Notice and your proxy card.
2.	Vote by mail. Mark, date, sign and mail promptly the proxy card (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

What constitutes a quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares of stock entitled to vote, as of the Record Date, are represented in person or by proxy. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. Broker non-votes (because there are routine matters presented at the Annual Meeting) and abstentions are counted as present for the purpose of determining the existence of a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, then Mr. Michael Mathews, our Chief Executive Officer and Chairman of the Board, or Dr. Cheri St. Arnauld, our Chief Academic Officer and President of Aspen University Inc., are authorized to adjourn the Annual Meeting until a quorum is present or represented.

What is a “broker non-vote”?

If your shares are held in street name, you must instruct the organization which holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” Broker non-votes do not count as a vote “FOR” or “AGAINST” any of the proposals submitted to a vote at the Annual Meeting.

If you are a stockholder of record, and you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If your shares are held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization may generally vote at its discretion on routine matters, but not on non-routine matters. If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by the Board on any non-routine matter.

Which proposals are considered “routine” or “non-routine”?

Proposals 2, 3 and 4 are routine;

Proposal 1 is non-routine.

How many votes are needed for each proposal to pass, is broker discretionary voting allowed and what is the effect of abstentions and broker non-votes?

Proposals		Vote Required	Broker Discretionary Vote Allowed	Effect of Abstentions and Broker Non-Votes on the Proposal
(1)	Elect seven members of the Board of Directors;	Plurality	No	None
(2)	Approve an amendment to the Aspen Group, Inc. 2018 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,600,000 shares to 2,350,000 shares;	Majority of the votes cast	No	None
(3)	Ratify the selection of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for fiscal year ending April 30, 2022;	Majority of the votes cast	Yes	None
(4)

Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

		Majority of the votes cast	Yes	None

What are the voting procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to the remaining proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. When voting on the “say-on-frequency” proposal, you may indicate whether the say-on-pay advisory vote on executive compensation shall be held every one, two or three years, or you may abstain from voting. If none of the three frequency options receives a majority of the votes cast, the frequency that receives the most votes will be deemed the frequency approved by the stockholders. You should specify your respective choices on the accompanying proxy card or your voting instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of the Company, by delivering a proxy card dated after the date of the previously mailed proxy card or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary.

Who is paying the expenses of preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing the proxy materials for the Annual Meeting and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of the Company’s nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce the Company’s printing costs and postage fees. Stockholders who do not participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold the Company’s stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company’s Corporate Secretary at: Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company’s Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to the Company’s stockholders with any of the proposals brought before the Annual Meeting.

Can a stockholder present a proposal to be considered at the 2022 Annual Meeting?

For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement and proxy card for the next annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) the following is required:

•

Our Corporate Secretary must receive the written proposal not later than July 11, 2022, which is 120 calendar days prior to the one-year anniversary of the date the Company’s proxy materials were released to stockholders in connection with the Annual Meeting. Such proposals also must comply with the regulations of the Securities and Exchange Commission (the “SEC”) under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored materials.

•

Our Bylaws include advance notice provisions that require stockholders who desire to recommend or nominate individuals for election as directors or who wish to present a proposal at the next annual meeting to do so in accordance with the terms of the advance notice provisions. For a stockholder proposal or a director nomination that is not intended to be included in the Company’s Proxy Statement and proxy card under Rule 14a-8, our Corporate Secretary must receive the written proposal not later than the close of business on the 120th day (or July 11, 2022) nor earlier than the close of business on the 150th day (or June 11, 2022) prior to the one year anniversary of the date on which the Company released its proxy materials to its stockholders for the Annual Meeting; provided, however, that in the event that the date of the next annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s Annual Meeting, for notice by the stockholder to be timely, such stockholder’s written notice must be delivered to the secretary not later than the close of business on the 90th day prior to the next Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, whichever is later. Your notice must contain the specific information set forth in our Bylaws.

•

Additionally, you must be a record holder at the time you deliver your notice to the Corporate Secretary and be entitled to vote at the next annual meeting of stockholders.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary.

We reserve the right to amend the Company’s Bylaws and any change will apply to the next Annual Meeting unless otherwise specified in the amendment.

The Board Recommends that the Stockholders Vote “FOR” Proposals 1, 2, 3, and 4.

PROPOSAL 1. ELECTION OF DIRECTORS

The Board currently consists of seven directors. The terms of all of the Company’s current directors will expire at the Annual Meeting. On the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the following current directors: (i) Michael Mathews, (ii) Norman D. Dicks, (iii) Andrew Kaplan, (iv) Douglas Kass, (v) Michael Koehneman, (vi) Dr. Joan Prince, and (vii) Sanford Rich for election at the Annual Meeting.  Directors are to be elected by a plurality vote to serve until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified.

If all of the director nominees named in this Proxy Statement are elected at the Annual Meeting the Board will consist of seven directors. The proxies cannot be voted for a greater number of persons than the number of the director nominees named in this Proxy Statement.

The Board recommends a vote “FOR” the election of each of the director nominees.

DIRECTOR NOMINEES

Set forth below is the information provided by the director nominees regarding their experience and qualifications. All of the nominees are currently serving as directors of the Company and have consented to serve as directors if elected at the Annual Meeting.

Name	Age	Position
Michael Mathews	60	Chairman of the Board
Norman D. Dicks	80	Director
Andrew Kaplan	56	Director
Douglas Kass	72	Director
Michael Koehneman	61	Director
Dr. Joan Prince	67	Director
Sanford Rich	63	Director

Director Biographies

Michael Mathews has served as the Company’s Chief Executive Officer and a director since March 2012 and as Chief Executive Officer of Aspen University Inc. (“Aspen University”), a subsidiary of the Company, since May 2011. He served as Chief Executive Officer of Interclick, Inc. (“Interclick”) (Nasdaq: ICLK) from August 28, 2007 until January 31, 2011. From June 2007 until it was acquired by Yahoo, Inc. (Nasdaq: YHOO) in December 2011, Mr. Mathews also served as a director of Interclick. From May 15, 2008, until June 30, 2008, Mr. Mathews served as the interim Chief Financial Officer of Interclick. From 2004 to 2007, Mr. Mathews served as the senior vice-president of marketing and publisher services for World Avenue U.S.A., LLC, an Internet promotional marketing company. Mr. Mathews was selected to serve as a director due to his knowledge of the for profit education industry, his commitment to “making college affordable again”, his track record of success in managing early stage and growing businesses, his extensive knowledge of the Internet marketing industry and his knowledge of running and serving on the boards of public companies.

Norman D. Dicks has served as a director since November 17, 2016. He was a member of the United States House of Representatives for approximately 36 years. He has served as Senior Policy Advisor to law firm Van Ness Feldman LLP since 2013, advising clients on a wide-range of public policy, strategic, and regulatory issues, particularly those in the environmental sector. Prior to joining the firm, Congressman Dicks represented Washington State’s 6th Congressional District from 1977 to 2013, during which time he received a first-term appointment to the House Appropriations Committee, a committee he served on for his entire tenure in Congress. In addition, Congressman Dicks served on and chaired the Interior Appropriations Subcommittee, where he made environmental issues a priority, and worked on issues affecting the National Parks, National Forests, and Native American issues. Congressman Dicks also was the chair of the Defense Appropriations Committee, and concluded his tenure in Congress as top-ranking Democratic Member on that Committee, and top-ranking Democrat on the House Appropriations Committee. From 1990 to 1998, Congressman Dicks served on the House Intelligence Committee and was awarded the CIA Directors Medal. Upon his retirement, Congressman Dicks received the Department of Defense Distinguished Public Service Medal, the highest honor bestowed upon a civilian, for his work on behalf of military members and their families. Congressman Dicks was appointed a director for his experience and expertise on a wide range of public policy, strategic and regulatory issues. Given the regulatory nature of our business, Congressman Dicks’ experience provides invaluable insight and advice to the Board and management regarding our affordable education solution to adults across America.

Andrew Kaplan has served as a director of the Company since June 2014. Since January 1, 2015, Mr. Kaplan has been a Managing General Partner in Education Growth Partners, a private equity firm focused exclusively on the education and training industry. From July 2000 through March 2014, Mr. Kaplan was a partner in Quad Partners (“Quad”) a private equity firm focused exclusively on the education industry. During his tenure with Quad, Mr. Kaplan also served as a Managing Director of Quad College Group, the operational team focused on Quad’s postsecondary portfolio. From March 2014 to December 2014, Mr. Kaplan was a consultant to the education industry. Mr. Kaplan was selected as a director for his extensive knowledge of the education industry.

Douglas Kass has served as a director since July 2020. Mr. Kass has been the President of Seabreeze Partners Management, Inc., which, up to July 2013, was the General Partner of Seabreeze Partners, LP. From 2014 to 2020, Seabreeze managed individual accounts. Since early 2021, Mr. Kass has been the President of Seabreeze Partners Management LLC, a hedge fund sponsor and the General Partner of Seabreeze Capital Partners LP. Mr. Kass served on the board of directors of MVC Capital, Inc. (formerly NYSE: MVC), a non-diversified, closed-end management investment company, from June 2019 until December 2020 when the company was merged with Barings BDC, Inc. (NYSE: BBDC). From July 2011 through May 2017, Mr. Kass served on the board of directors of Empire Resources Inc. (formerly Nasdaq: ERS), a distributor of value added, semi-finished metal products. Mr. Kass was selected as a director due to his prior experience serving on boards of directors of several organizations as well as his background in finance.

Michael Koehneman has served as a director since July 2020. Prior to his recent retirement, Mr. Koehneman previously held various positions at Pricewaterhouse Coopers, a global accounting firm (“PwC”), including the Global Advisory Chief Operating Officer and Human Capital Leader from 2016 through 2019, the U.S. Advisory Operations Leader from 2005 through 2016, and the Lead Engagement Partner for Financial Statement Audits and Internal Control and Security Reviews from 1993 through 2004. Since June 9, 2021, Mr. Koehneman has served as a director of Ipsidy Inc. (OTCQB: AUID), a provider of secure, mobile, biometric identity verification solutions. Mr. Koehneman was selected as a director due to his background in accounting and technology.

Dr. Joan Prince, was appointed as a director of the Company effective July 14, 2021. Dr. Prince previously served as the Vice Chancellor of Global Inclusion and Engagement at the University of Wisconsin-Milwaukee from September 2000 to March 1, 2021. During this time, Dr. Prince was the chief administrator for the Divisions of Global Inclusion and Engagement and Partnerships and Innovation the University of Wisconsin-Milwaukee, with responsibilities as the chief inclusion officer. In 2012, President Barack Obama nominated Dr. Prince to the key administrative post of alternate representative to the 67th General Assembly of the United Nations with the honorary rank of ambassador. This diplomatic position also maintained an appointment as a senior advisor to the State Department and Public Delegate. She also served in an advisory capacity to the 2013 United States Delegation to the Commission on the Status of Women. Dr. Prince was selected as a director due to her background and leadership in higher education, and her work to foster diversity and inclusion.

Sanford Rich has served as a director of the Company since March 2012. Since January 2016 Mr. Rich has served as the Executive Director of the New York City Board of Education Retirement System. From November 2012 to January 2016, Mr. Rich served as the Chief of Negotiations and Restructuring for the Pension Benefit Guaranty Corporation (a United States Government Agency). From October 2011 to September 2012, Mr. Rich served as Chief Executive Officer of In The Car LLC. Mr. Rich served as a director of Interclick from August 28, 2007 until June 5, 2009 and as Audit Committee Chairman from August 2007 to June 2009. From April 2006 to April 2020, Mr. Rich has served as a director and Audit Committee Chairman for InsPro Technologies (OTCQB: ITCC). Mr. Rich was selected as a director for his 40 years of experience in the financial sector and his experience serving on the audit committees of public companies.

EXECUTIVE OFFICERS

Name	Age	Position
Michael Mathews	60	Chief Executive Officer
Matthew LaVay	51	Chief Financial Officer
Gerard Wendolowski	36	Chief Operating Officer
Dr. Cheri St. Arnauld	65	Chief Academic Officer
Robert Alessi	50	Chief Accounting Officer
Dr. Anne McNamara	68	Chief Nursing Officer

See “Director Biographies” above for Mr. Mathews’ biographical information.

Matthew LaVay has served as the Chief Financial Officer of the Company since August 16, 2021. He has served as Chief Financial Officer of Amerit Fleet Solutions, Inc. from August 2018 to August 2021. Prior to that, Mr. LaVay served as the Executive Vice President and Chief Financial Officer of Ellie Mae, Inc., a cloud-based platform provider for the mortgage finance industry, from April 2017 to June 15, 2018. From October 2014 to March 2017, Mr. LaVay served as the Senior Vice President of Finance of Ellie Mae, Inc. Mr. LaVay is a certified public accountant.

Gerard Wendolowski has been the Company’s Chief Operating Officer since March 11, 2014. From May 2011 until March 11, 2014, Mr. Wendolowski served as Aspen University’s Senior Vice President of Marketing and Business Development.

Dr. Cheri St. Arnauld has been the Company’s Chief Academic Officer since June 11, 2017. Dr. St. Arnauld previously served as Aspen University’s Chief Academic Officer since March 6, 2014. From January 2012 until March 6, 2014, Dr. St. Arnauld was an educational consultant for the St. Arnauld Group. From 2008 to 2012, Dr. St. Arnauld was the Provost and Chief Academic Officer of Grand Canyon University.

Robert Alessi has served as Chief Accounting Officer of the Company since December 1, 2019. He served as Interim Chief Financial Officer of the Company from February 25, 2021 to August 16, 2021. Previously from July 15, 2019 until that date, Mr. Alessi was the Company’s Vice President and Controller. Mr. Alessi is a Certified Public Accountant (“CPA”) in the State of New York. Prior to joining the Company, Mr. Alessi served as the Vice President and Financial Controller for Prometheus Global Media, a New York City based media company, from August 2017 through June 2019. Mr. Alessi was previously the Controller for FunctionX, Inc., a social publishing and interactive media platform from January 2017 through August 2017. Between August 2015 and December 2016, Mr. Alessi worked as a Financial Consultant for Anchor Consultants. From May 2015 through July 2015 Mr. Alessi worked for Milestone Consultants. From May 2014 through April 2015, Mr. Alessi performed part time financial consulting and accounting services. From February 2007 through April 2014 Mr. Alessi was the Vice President and Financial Controller at KCAP Financial, Inc., a Business Development Company.

Anne McNamara was appointed Chief Nursing Officer of the Company on October 31, 2019 and has served as Chief Nursing Officer of Aspen University Inc., our wholly-owned subsidiary, since June 2018. Dr. McNamara’s principal duties are to lead and oversee our hybrid online/campus BSN Pre-Licensure nursing program including its expansion. From January 2017 to date, she has been the President of McNamara Solutions, LLC, a consulting firm whose principal client was Aspen University until she became an employee. From April 2015 to December 2016, Dr. McNamara was Academic President of Galen School of Nursing. From March 2007 to October 2014, Dr. McNamara was Dean and a Professor at Grand Canyon University’s College of Nursing and Health Professions.

CORPORATE GOVERNANCE

Board Responsibilities

The Board oversees, counsels, and directs management in the long-term interest of the Company and its stockholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of the Company. The Board is not, however, involved in the operating details on a day-to-day basis. In December 2017, our Board established an Executive Committee which, subject to the limitations of Delaware law, has since performed the functions of the Board.

Board Committees and Charters

The Board and its committees meet throughout the year and act by written consent from time to time as appropriate. The Board delegates various responsibilities and authority to its Board committees. Committees regularly report on their activities and actions to the Board. The Board currently has and appoints the members of the following standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Regulatory Oversight Committee (the “Regulatory Committee”) and the Nominating and Corporate Governance Committee (the “Corporate Governance Committee”). Each of the committees, except for the Executive Committee, has a written charter approved by the Board. The charters of the Audit Committee, the Compensation Committee and the Corporate Governance Committee can be found on our corporate website at http://www.aspu.com/governance-docs.

The following table identifies the independent and non-independent current Board and committee members:

Name	Independent	Executive	Audit	Compensation	Regulatory	Governance
Michael Mathews
Norman D. Dicks	✓			✓	✓
Andrew Kaplan	✓	✓	✓		Chairman
Doug Kass	✓				✓
Michael Koehneman	✓		✓			Chairman
Dr. Joan Prince	✓			✓
Sanford Rich	✓	✓	Chairman			✓

Director Independence

With the exception of Michael Mathews, all of the directors are independent as such term is defined under The Nasdaq Stock Market Rules (the “Nasdaq Rules”).

As a result of being employed as an executive officer of the Company, Mr. Mathews is not independent under the Nasdaq Rules.

Messrs. Sanford Rich, Andrew Kaplan, and Michael Koehneman meet the independence requirements under the Nasdaq Rules and the heightened independence requirements for Audit Committee members under the rules of the SEC. Also, our Board has determined that Mr. Norman D. Dicks and Dr. Joan Prince are independent under the Nasdaq Rules relating to independence standards for Compensation Committee members.

Committees of the Board of Directors

Executive Committee

The function of the Executive Committee is to provide a committee for the Company which can approve corporate actions efficiently or in a timely fashion when the full Board is unavailable. The Executive Committee was established in December 2017.

Audit Committee

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

Audit Committee Financial Expert

Our Board has determined that Messrs. Rich and Koehneman are each qualified as an Audit Committee Financial Expert, as that term is defined under the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to stockholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering the 2012 Equity Incentive Plan (the “2012 Plan”) and the 2018 Equity Incentive Plan (the “2018 Plan” and together, the “Plans”).

Corporate Governance Committee

The responsibilities of the Corporate Governance Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establishing procedures for the nomination process including procedures, oversight of possible conflicts of interests involving the Board and its members, developing corporate governance principles, and the oversight of the evaluations of the Board and management. The Corporate Governance Committee has not established a policy with regard to the consideration of any candidates recommended by stockholders. If we receive any stockholder recommended nominations, the Corporate Governance Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Regulatory Committee

Since our business is highly regulated, our Board established the Regulatory Committee in October 2019 to assist the Board in meeting its fiduciary duties. Its principal role is to monitor management’s regulatory compliance and communicate with our counsel including our regulatory counsel and bring matters that may be pertinent to the attention of the Board.

Board and Committee Meetings in Fiscal 2021

In Fiscal 2021, the Board had six meetings, the Compensation Committee had eight meetings, the Regulatory Committee and the Executive Committee had one meeting each, the Audit Committee had six meetings, and the Corporate Governance Committee did not have any meetings.

There were no directors (who were incumbent at the time), who attended fewer than 75 percent of the aggregate total number of Board meetings and meetings of the Board committees of which the director was a member during Fiscal 2021.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. More recently, the Company has included race, gender and other characteristics as key diversity factors. Our Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its stockholders. Although there are many other factors, the Board seeks individuals with experience on public company boards or the investment community, experience on operating growing businesses, and experience with online universities. Our Board is currently composed of seven members, including one member who is both female and racially/ethnically diverse.

Board Leadership Structure

We have chosen to combine the Chief Executive Officer and Board Chairman positions. We believe that this Board leadership structure is the most appropriate for the Company. Because we are a small company, it is more efficient to have the leadership of the Board in the same hands as the Chief Executive Officer. The challenges faced by us at this stage – implementing our business and marketing plans and continuing and managing our growth – are most efficiently dealt with by one person who is familiar with both the operational aspects as well as the strategic aspects of our business.

Board Role in Risk Oversight

Our risk management function is overseen by our Board. Our management keeps its Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Mr. Michael Mathews, as our Chief Executive Officer and Chairman of the Board, works closely together with the Board once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. Presently, the primary risks affecting us are our ability to continue growing our business, including our programs which have higher long-term values, manage our working capital together with the expansion of our hybrid campus program, increase our enrollment and class starts, and manage our expected growth consistent with regulatory oversight.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistleblowing or the prompt reporting of illegal or unethical behavior. We will provide a copy, without charge, to anyone that requests a copy of our code of ethics in writing by contacting Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership of our common stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during Fiscal 2021.

Communication with our Board of Directors

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Family Relationships

There are no family relationships among our directors and/or executive officers.

Communication with our Board

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

TRANSACTIONS WITH RELATED PERSONS

Set forth below is a brief description of the transactions since May 1, 2019 in excess of $120,000 in which the Company was a participant and in which any director or executive officer of the Company, any known 5% or greater stockholder of the Company or any immediate family member of any of the foregoing persons, had a direct or indirect material interest as defined in Item 404(a) of Regulation S-K. As permitted by the SEC rules, discussion of employment relationships or transactions involving the Company’s executive officers and directors, and compensation solely resulting from such employment relationships or transactions, or service as a director of the Company, as the case may be, has been omitted to the extent disclosed in the Executive Compensation or the Director Compensation section of this Proxy Statement, as applicable.

Credit Facility Agreement

On November 5, 2018, the Company entered into an agreement (the “Credit Facility Agreement”) providing for a $5 million revolving credit facility (the “Facility”) with the Leon and Toby Cooperman Family Foundation (the “Lender”), of which Mr. Leon Cooperman, a principal stockholder of the Company, is the trustee. Borrowings under the Credit Facility Agreement are evidenced by a revolving promissory note (the “Note”) and bear interest at 12% per annum. The Facility matures on November 4, 2021. Pursuant to the terms of the Credit Facility Agreement, the Company agreed to pay to the Lender a $100,000 one-time upfront facility fee. The Company also agreed to pay to the Lender a commitment fee, payable quarterly at the rate of 2% per annum on the undrawn portion of the Facility. Pursuant to the Credit Facility Agreement, on November 5, 2018 the Company issued to the Lender warrants to purchase 92,049 shares of the Company’s common stock exercisable for five years from the date of issuance at the exercise price of $5.85 per share. On March 6, 2019, in connection with entering into loan agreements with the Lender and another stockholder of the Company, the Company amended and restated the Credit Facility Agreement and the related revolving promissory note to grant the Lender a first priority lien in certain deposit accounts of the Company, all current and future accounts receivable of Aspen University Inc. and United States University, Inc., subsidiaries of the Company (the “Subsidiaries”), certain of the deposit accounts of the Subsidiaries and all of the outstanding capital stock of the Subsidiaries (the “Collateral”) on a pari passu basis with the other lender.

Loan Agreements

On March 6, 2019, the Company entered into a loan agreement with the Lender. Under the Loan Agreement we borrowed $5 million (the “Loan”), evidenced by a 12% term Promissory Note and Security Agreement due September 6, 2020. The loan was secured by a first priority lien in the Collateral. Concurrently with entering into the Loan Agreement, the Company entered into, and borrowed another $5 million under, a loan agreement with another stockholder of the Company, which is not a related party, on the same terms as are contained in the Loan Agreement. The Company issued 100,000 warrants to the Lender and the other lender exercisable at $6 per share.

On January 22, 2020, the Company refinanced the Loan and the other $5 million loan by issuing each lender a $5 million 7% Convertible Note. The Convertible Notes were convertible at $7.15 per share and due on January 22, 2023. The Convertible Notes automatically converted into common stock if the average closing price of our common stock is at least $10.725 over a 20 consecutive trading day period. On September 14, 2020, the Company issued 1,398,602 shares of its common stock to the two holders of the Convertible Notes upon mandatory conversion of the Convertible Notes pursuant to their terms.

On June 5, 2020, the Lender exercised all of its outstanding warrants and received 192,049 shares of common stock in exchange for a 5% discount in the exercise prices. In addition, the Lender agreed to not sell its common stock for at least six months.

On August 31, 2021, the Company entered into a letter agreement (the “Amendment Agreement”) with the Lender to amend the terms of the Credit Facility Agreement, as amended and restated, and the form of the Amended and Restated Revolving Promissory Note, dated March 6, 2019 (the “Note”). Pursuant to the Amendment Agreement, the Credit Facility Agreement and the form of the Note were amended to extend the expiration of the commitment period during which the Company can borrow under the Credit Facility Agreement and the final maturity date to November 4, 2022, or the day immediately preceding the fourth anniversary of the original Note.

On September 1, 2021, the Company borrowed $5 million under the Credit Facility Agreement, as amended by the Amendment Agreement. The loan evidenced by the Note, as amended by the Amendment Agreement, bears interest at the rate of 12% per annum payable monthly and matures on November 4, 2022. The Company’s obligations under the Note are secured by a first priority lien in certain deposit accounts of the Company, all current and future accounts receivable of the Subsidiaries, certain of the deposit accounts of the Subsidiaries and all of the outstanding capital stock of the Subsidiaries.

Pursuant to the Amendment Agreement, on August 31, 2021, the Company issued the Lender warrants to purchase 50,000 shares of the Company’s common stock exercisable for five years from the date of issuance at the exercise price of $5.85 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of the Record Date by (i) those persons known by the Company to be owners of more than 5% of its common stock, (ii) each director, (iii) the Named Executive Officers (as disclosed in the Summary Compensation Table), and (iv) the Company’s executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary.

Title of Class	Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)
Named Executive Officers:
Common Stock	Michael Mathews (2)	901,281	3.6%
Common Stock	Frank J. Cotroneo (3)	102,341	*
Common Stock	Dr. Cheri St. Arnauld (4)	243,698	1.0%
Common Stock	Matthew LaVay (5)	—	—
Common Stock	Gerard Wendolowski (6)	298,691	1.2%

Directors:
Common Stock	Norman D. Dicks (7)	64,829	*
Common Stock	Andrew Kaplan (8)	176,585	*
Common Stock	Douglas Kass (9)	124,775	*
Common Stock	Michael Koehneman (10)	5,977	*
Common Stock	Dr. Joan Prince (11)	—	—
Common Stock	Sanford Rich (12)	123,391	*
Common Stock	All directors and executive officers as a group (12 persons) (13)	2,082,278	8.3%

5% Stockholders:
Common Stock	Leon G. Cooperman (13)	1,650,000	6.6%

———————

* Less than 1%.

(1)

Beneficial Ownership Note. Applicable percentages are based on 24,992,708 shares of common stock outstanding as of the Record Date, excluding securities held by or for the account of the Company. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days.

(2)

Mathews. Mr. Mathews is our Chairman and Chief Executive Officer. Includes (i) 2,917 shares held jointly with his spouse, and (ii) 8,334 shares held by a trust of which Mr. Mathews is the trustee. Does not include (i) 65,000 shares underlying RSUs that are subject to stock price based vesting or otherwise vesting in 2024, (ii) 15,157 shares underlying RSUs vesting on July 8, 2023, or (iii) 125,000 shares underlying RSUs that vest following the Company’s filing of a quarterly or annual report on Forms 10-Q or 10-K as applicable, which report directly or indirectly reflects that the Company delivered net income on a GAAP basis for the fiscal quarter covered by such report.

(3)	Cotroneo. Mr. Cotroneo is the former Chief Financial Officer and a former director. Information as of February 25, 2021.
(4)

St. Arnauld. Dr. St. Arnauld is our Chief Academic Officer and President of Aspen University. Includes 180,000 shares underlying vested stock options. Does not include (i) 48,750 shares underlying RSUs that are subject to stock price based vesting or otherwise vesting in 2024, (ii) 13,991 shares underlying RSUs vesting on July 8, 2023, or (iii) 80,000 RSUs which vest in three approximately equal annual installments beginning on August 12, 2022.

(5)	LaVay. Mr. LaVay is our Chief Financial Officer.
(6)

Wendolowski. Mr. Wendolowski is our Chief Operating Officer. Includes 180,000 shares underlying vested stock options. Does not include (i) 48,750 shares underlying RSUs that are subject to stock price based vesting or otherwise vesting in 2024, (ii) 13,991 shares underlying RSUs vesting on July 8, 2023, or (iii) 80,000 RSUs which vest in three approximately equal annual installments beginning on August 12, 2022.

(7)	Dicks. Congressman Dicks is a director. Includes 38,000 shares underlying vested stock options.
(8)	Kaplan. Mr. Kaplan is a director. Includes 70,833 shares underlying vested stock options.
(9)	Kass. Mr. Kass is a director. Includes 123,000 shares held by Seabreeze Capital Partners LP, of which Mr. Kass is the general partner.
(10)	Koehneman. Mr. Koehneman is a director. Includes 2,000 shares held by Michael Koehneman Roth IRA.
(11)	Prince. Dr. Prince is a director.
(12)	Rich. Mr. Rich is a director. Includes (i) 2,188 shares held in the name of Mr. Rich’s IRA and (ii) 71,000 shares underlying vested stock options.
(13)

Directors and Executive Officers as a group. This amount includes ownership by all directors and all current executive officers including those who are not Named Executive Officers under the SEC’s disclosure rules.

(14)

Cooperman. Based on a Schedule 13G filed on March 25, 2021. Mr. Cooperman is the trustee of The Leon and Toby Cooperman Family Foundation. Address is St. Andrew’s Country Club, 7118 Melrose Castle Lane, Boca Raton, FL 33496.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE ASPEN GROUP, INC. 2018 EQUITY INCENTIVE PLAN

Overview and Purpose of the Amendment

We are asking you to approve an amendment to the 2018 Plan to increase the number of shares of common stock that the Company is authorized to issue under the 2018 Plan (the “Amendment”) from 1,600,000 to 2,350,000 shares. The Executive Committee has adopted a resolution approving the Amendment and submitting it to a vote by the Company’s stockholders at the Annual Meeting. If approved, the Company only intends to use the additional shares authorized under the 2018 Plan to issue restricted stock and RSUs and not issue options or other awards.

Having a sufficient number of shares under the 2018 Plan is critical to our ability to continue to attract, retain, engage and focus highly motivated and qualified employees, particularly in the competitive labor market that exists today in our industry. A copy of the Amendment is attached to this Proxy Statement as Annex A.

Interest of Officers and Directors in Matters to Be Acted Upon

All of the current directors and executive officers of the Company may in the future receive discretionary equity awards under the 2018 Plan if the Amendment is approved by the stockholders at the Annual Meeting, as stated in more detail in this Proposal 2. The Company plans to grant restricted stock or restricted stock units to directors, executive officers and employees and no longer grant stock options except to the extent otherwise provided in the offer letters to new employees. In order to encourage long-term employment, we expect that the restricted stock units or restricted stock will generally vest in equal annual increments over a period three years, subject to continued employment. The Company also has a policy of granting, subject to the approval by the Compensation Committee of the Board, vested equity to its non-employee directors late in the calendar year as compensation for services during that calendar year. See “Director Compensation” for more information on compensation of our non-employee directors.

Reasons for Seeking Stockholder Approval

We are submitting the Amendment to a vote by our stockholders at the Annual Meeting pursuant to Nasdaq Rule 5635(c), which requires stockholder approval when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement is made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants of a Nasdaq-listed company.

Description of the 2018 Plan

The 2018 Plan is a broad-based plan in which all officers and employees, directors and consultants of the Company and its subsidiaries are eligible to participate. The purpose of the 2018 Plan is to further the growth and development of the Company by providing, through ownership of stock of the Company and other equity-based awards, an incentive to its officers, employees and consultants who are in a position to contribute materially to the prosperity of the Company, to increase such persons’ interests in the Company’s welfare, by encouraging them to continue their services to the Company. This plan has enabled the Company to attract individuals of outstanding ability to become employees, consultants, officers, directors and director advisors of the Company. Approval of this amendment is necessary to ensure the Company can continue to attract employees of outstanding ability. Set forth below is the summary of the material terms of the 2018 Plan.

Administration

The 2018 Plan is administered by the Compensation Committee (the “Administrator”). The Administrator has the authority to, among other things, determine the persons to whom awards under the 2018 Plan will be granted, determine the terms and conditions of each award and the time it will be granted, interpret the 2018 Plan, and promulgate and rescind any rules related to it.

Eligibility

Employees, officers, directors and consultants of the Company and its subsidiaries are eligible to receive Awards under the 2018 Plan. Only employees are eligible to receive incentive stock options (“ISOs”) as defined in the Internal Revenue Code of 1986 (the “Code”). There are currently approximately 441 eligible participants under the 2018 Plan, which consists of six non-employee directors, six executive officers, 427 non-executive officer employees and two consultants.

Available Awards; Share Reserve

Awards that may be granted under the 2018 Plan include stock options (including ISOs and non-qualified stock options), stock appreciation rights (“SARs”), restricted stock, and RSUs. The terms of each award are evidenced by a written agreement in the form approved by the Administrator.

The Company had previously reserved an aggregate of 500,000 shares of common stock for awards under the 2018 Plan and subsequently increased the reserve to 1,100,000 shares as approved by the stockholders in December 2019, and increased again to 1,600,000 as approved by the stockholders in December 2020. The Company is seeking stockholder approval to increase the number of shares available for issuance under the 2018 Plan by an additional 750,000 shares, for a total of 2,350,000 shares of common stock. If any outstanding award expires or is canceled, forfeited, or terminated without issuance of the full number of shares of common stock to which the award related, or if the Company reacquires the unvested shares of restricted stock, the number of shares available under the 2018 Plan will be increased by the portion of the award that expired, or was canceled, forfeited or terminated, or the number of shares of unvested restricted stock so reacquired. Shares tendered in payment of the option exercise price or withheld by the Company to satisfy any tax withholding obligation, will again become available for future grants under the 2018 Plan.

Limitation on Awards

The exercise price of options or SARs granted under the 2018 Plan shall not be less than the fair market value of the underlying common stock at the time of grant. In the case of ISOs, the exercise price may not be less than 110% of the fair market value in the case of 10% stockholders. Options and SARs may not be exercisable for a period of more than 10 years after the date of grant, except that the exercise period of ISOs granted to 10% stockholders is limited to five years. The exercise price may be paid by check or wire transfer or, at the discretion of the Administrator, by delivery of shares of our common stock having a fair market value equal, determined as provided for in the 2018 Plan or otherwise as approved by the Administrator, as of the date of exercise to the cash exercise price, or a combination thereof.

Stock Options

Both ISOs and non-qualified stock options may be granted under the 2018 Plan, although we do not intend to award them in the future. The Company currently does not expect to grant stock options in the foreseeable future. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Administrator, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted. Fair market value of the common stock is generally equal to the closing price for the common stock on the trading day immediately preceding the date of the grant.

Stock Appreciation Rights

A SAR entitles the holder to receive, as designated by the Administrator, cash or shares of common stock, in the amount equal to the excess of the fair market value of a specified number of shares of common stock at the time of exercise over the exercise price established by the Administrator. We do not intend to issue SARs in the future.

The exercise price of each SAR granted under the 2018 Plan shall be established by the Administrator or shall be determined by method established by the Administrator at the time the SAR is granted, provided the exercise price shall not be less than 100% of the fair market value of a share of common stock on the date of the grant, or such higher price as is established by the Administrator.

Restricted Stock

A restricted stock award gives the recipient a stock award subject to restriction on sale. The Administrator determines the terms and conditions of restricted stock awards, including the number of shares of restricted stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the applicable award agreement, the holder of a restricted stock award generally will have the rights of a stockholder from the date of the grant, including the right to vote the shares of common stock and the right to receive dividends.

RSUs

An RSU gives the recipient the right to receive a number of shares of our common stock on the applicable vesting or other dates. Delivery of the underlying common stock may be deferred beyond vesting as determined by the Administrator. The Administrator determines the terms and conditions of RSUs, including the number of units granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of an RSU award will not have voting rights with respect to the award and possesses no incidents of ownership with respect to the underlying common stock.

Term, Termination and Amendment

The Board may amend or terminate the 2018 Plan. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the stockholders of the Company to the extent that stockholder approval is necessary to satisfy the requirements of Section 422 of the Code or required by the rules of the principal national securities exchange or trading market on which our common stock trades. The 2018 Plan shall terminate on September 6, 2028, unless previously terminated by the Board.

The Board at any time, and from time to time, may amend the terms of any one or more awards under the 2018 Plan. However, the rights under the award shall not be impaired by any such amendment, except with the written consent of the grantee.

Forfeiture

All vested or unvested stock rights are immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of the Company including fraud, dishonesty or violation of the Company’s policy.

Adjustments upon Changes in Capitalization

The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the 2018 Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding award, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Administrator.

Change of Control

In the event of a change of control, the vesting of all awards will fully accelerate and all outstanding options and SARs will become immediately exercisable only if the successor corporation refuses to assume or substitute for the outstanding awards. The change of control is defined as (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires stockholder approval under applicable state law; or (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences with respect to awards granted under the 2018 Plan.

ISOs. The recipient does not recognize any taxable income as a result of the grant or exercise of an ISO qualifying under Section 422 of the Code. However, the exercise of an ISO may increase the recipient’s alternative minimum tax liability.

If a recipient holds stock acquired through the exercise of an ISO for more than two years from the date on which the ISO was granted and more than one year after the date the ISO was exercised, any gain or loss on a disposition of those shares, or a qualifying disposition, will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.

Generally, if the recipient disposes of the stock before the expiration of either of those holding periods, or a disqualifying disposition, then at the time of such disqualifying disposition the recipient will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of common stock on the date of exercise over the exercise price, or (ii) the recipient’s actual gain, if any, on the purchase and sale. Any additional gain recognized by the recipient upon the disposition will be long-term or short-term capital gain or loss, depending on whether the stock was held for more than one year.

To the extent the recipient recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Non-Qualified Stock Options. The recipient does not recognize any taxable income as a result of a grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. When the shares are sold, any difference between the sale price and the fair market value of the shares on the date of exercise will generally be treated as long-term or short-term capital gain or loss, depending on whether the stock was held for more than one year.

Upon the exercise of a non-qualified stock option, the Company will be entitled to a corresponding income tax deduction in the tax year in which the option was exercised.

Restricted Stock. The recipient of a restricted stock award does not have taxable income upon receipt of the award. When the restricted stock award vests, the recipient will recognize ordinary income in an amount equal to the difference of the fair market value of the shares on the date of vesting and the amount paid for such restricted stock, if any.

Upon the vesting of a restricted stock award, the Company will be entitled to a corresponding income tax deduction in the tax year in which the restricted stock award vested.

The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the recipient will not realize any additional taxable income when the restricted stock vests.

RSUs. RSUs do not result in any taxable income upon receipt of RSUs. When the underlying common stock is delivered (which could be on the vesting date or a later date), the recipient incurs taxable income based upon the fair market value of the common stock as of the vesting date.

SARs. A recipient does not recognize any taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price.

Upon the exercise of an SAR, the Company will be entitled to a corresponding income tax deduction in the tax year in which the SAR was exercised.

Transfer

Except for ISOs, all awards are transferable subject to compliance with the securities laws and the 2018 Plan. ISOs are only transferable by will or by the laws of descent and distribution.

New Plan Benefits

The amounts that will be awarded under the 2018 Plan, as amended, cannot currently be determined. Except as discussed in “Executive Compensation – Bonuses – Target Bonus”, awards granted under the 2018 Plan are within the discretion of the Compensation Committee. The equity awards to be granted under the 2018 Plan, as amended, will include among other things, equity portion of independent directors’ compensation. See “Director Compensation” for further details.  As of the date of this Proxy Statement the Compensation Committee has not determined future awards under the 2018 Plan or recipients of such awards, except as disclosed above with respect to independent directors, and no awards would have been received by or allocated to the Company’s Named Executive Officers, current executive officers, current independent directors or employees for the 2021 Fiscal Year if the 2018 Plan, as amended, had been in effect as of the end of the 2021 Fiscal Year.

Equity Compensation Plan Information

The following chart reflects the number of securities granted and the weighted average exercise price for our compensation plans as of April 30, 2021.

Name of Plan	Number of securities to be issued upon exercise of outstanding options, restricted stock units, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights $ (b)	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Aspen Group, Inc. 2012 Equity Incentive Plan, as amended (1)	1,640,740	$6.42	98,119
Aspen Group, Inc. 2018 Equity Incentive Plan, as amended (2)	531,548	$8.67	451,620
Equity compensation plans not approved by security holders	—		—
Total	2,172,288		549,739

__________________

(1) Represents options issued under the 2012 Equity Incentive Plan, as amended.

(2) Represents options issued under the 2018 Equity Incentive Plan, as amended.

The Board recommends a vote “FOR” this Proposal 2.

PROPOSAL 3. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee administers our engagement of the independent registered public accounting firm. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence in order to decide whether to retain the current independent registered public accounting firm or engage a different one. In connection with this evaluation, the Audit Committee considers the advisability and potential impact of selecting a different independent registered public accounting firm. In evaluating and selecting our independent registered public accounting firm, the Audit Committee considers, among other things, historical and recent performance of the current independent registered public accounting firm, expertise in and knowledge of our industry, an analysis of known significant legal or regulatory proceedings related to the firm, external data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports, appropriateness of audit and non-audit fees, firm capabilities and audit approach, and its independence and tenure.

In accordance with SEC rules, lead and quality review audit partners are subject to rotation requirements limiting to five years the maximum number of consecutive years each such partner may serve in that capacity. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chairman of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and management.

The Audit Committee has selected Salberg & Company, P.A. (“Salberg”), to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2022, and the Board has recommended that such selection be submitted for ratification by the stockholders at the Annual Meeting. Salberg has been the Company’s independent registered public accounting firm since 2012. The Audit Committee and the Board believe that the continued retention of Salberg as our independent registered public accounting firm is in the best interest of the Company and our stockholders. Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. If the selection is not ratified, the Audit Committee will consider its options.

A representative of Salberg is not expected to be present at the Annual Meeting.

The Board recommends a vote “FOR” this Proposal 3.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee operates in accordance with a written charter, which was adopted by the Board, a copy of which is available on our corporate website at www.aspu.com/governance-docs. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee has met and held discussions with management and Salberg & Company, P.A. (“Salberg”). Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the financial statements with management and Salberg. The Audit Committee reviewed with Salberg its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Audit Committee has:

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reviewed and discussed the audited financial statements with management;

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met privately with the independent registered public accounting firm and discussed matters required by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB;

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received the written disclosures and the letter from the independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed its independence with the Company;

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considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the Salberg’s independence and concluded that the independent registered public accounting firm is independent; and

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in reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2021.

This report is submitted by the Audit Committee.

Sanford Rich, Chairman

Andrew Kaplan

Michael Koehneman

It is not the duty of the Audit Committee to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis. In its review of non-audit services, the Audit Committee considers whether the engagement could compromise the independence of our independent registered public accounting firm, and whether the reasons of efficiency or convenience is in our best interest to engage our independent registered public accounting firm to perform the services. All of the services provided and fees charged by Salberg were approved by our Audit Committee.

Principal Accountant Fees and Services

All of the services provided and fees charged by Salberg & Company, P.A. (“Salberg”) our principal accountant, were approved by our Audit Committee. The following table shows the fees paid to Salberg for the fiscal years ended April 30, 2021 and 2020.

	Year Ended April 30,
	2021	2020
Audit Fees (1)	$178,600	$173,000
Audit Related Fees (2)	15,200	10,500
Tax Fees	—	—
All Other Fees	—	—
Total	$193,800	$183,500

———————

(1)

Audit fees – these fees relate to services rendered for the audits of our annual consolidated financial statements, for the review of our quarterly consolidated financial statements, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements including filings with the Department of Education.

(2)	Audit related fees – these fees are audit related consulting relating to registration statements.

EXECUTIVE COMPENSATION

Set forth below is the information regarding the compensation paid, distributed or accrued by us for Fiscal 2021 and the fiscal year ended April 30, 2020 (“Fiscal 2020”) to our Chief Executive Officer (principal executive officer) serving during the last fiscal year and the three other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table
Name and Principal Positions (a)	Fiscal Year (b)	Salary $ (c)		Bonus $ (1) (d)		Stock Awards $ (2) (e)		Non-Equity Inventive Plan Compensation $ (3) (g)	All Other Compensation $ (i)		Total $ (j)
Michael Mathews	2021	$334,750		$—		$138,080	(4)	$100,425	$106,345	(5)	$679,600
Chief Executive Officer	2020	$327,844		$82,852	(6)	$909,727		$30,000	$112,680	(7)	$1,463,103

Gerard Wendolowski	2021	$309,000		$—		$127,458	(8)	$92,700	$—		$529,158
Chief Operating Officer	2020	$302,625		$76,476	(9)	$682,296		$30,000	$—		$1,091,397

Cheri St. Arnauld	2021	$309,000		$—		$127,458	(10)	$92,700	$—		$529,158
Chief Academic Officer	2020	$302,625		$76,476	(11)	$682,296		$30,000	$—		$1,091,397

Frank J. Cotroneo	2021	$250,000		$—		$123,750		$—	$928,068	(12)	$1,301,818
Former Chief Financial Officer (13)	2020	$159,999	(14)	$89,439		$1,474,646	(15)	$—	$—		$1,724,084

———————

(1) Represents cash bonuses earned for each fiscal year covered.

(2) These amounts do not reflect the actual economic value realized by the Named Executive Officers. The amounts in this column represent the grant date fair value of RSUs granted during each covered fiscal year as computed in accordance with the Financial Accounting Standards Board ("FASB") ASC Topic 718 and the SEC disclosure rules. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. See "Note 12. Stockholders' Equity" to the audited consolidated financial statements for Fiscal 2021 included in the Form 10-K for the assumptions used in calculating the grant date fair value.

(3) Represents the amount of the incentive bonuses earned by the Named Executive Officers for Fiscal 2021 upon achievement of the first eligibility threshold under the executive performance bonus plan. See “Bonuses – Fiscal 2021 Bonuses”.

(4) Represents the grant date fair value of the RSU portion of the discretionary bonus for Fiscal 2020. The RSUs were granted on July 8, 2020 and vest on July 8, 2023.

(5) The Company currently provides and intends to continue to provide perquisites that it feels are necessary to enable the Named Executive Officers to perform their responsibilities efficiently, to minimize distractions and help build a successful culture and business. We believe the benefit, financial or otherwise, the Company receives from providing these perquisites significantly outweighs the cost of providing them. This amount includes $7,000 per month paid to Mr. Mathews to cover expenses he incurs in maintaining a home in the New York City area. Mr. Mathews, an Arizona resident, split his time during Fiscal 2021 between the Phoenix and New York offices given the majority of the Company’s employees are based in Phoenix. Additionally, this amount includes a total of $22,345 in country club dues in the Phoenix area which the Company paid in accordance with the approval of the Compensation Committee. On a monthly basis, employees of the Phoenix office used the country club as part of a shared team-building experience. Mr. Mathews reimbursed the Company for personal expenses he incurs at the country club. These sums are disclosed in this Summary Compensation Table pursuant to the SEC Staff’s interpretations, even though the payment of these expenses resulted in a benefit to the Company and saved the Company money. Effective May 1, 2021, the Compensation Committee of the Board approved an extension of the previously approved $7,000 per month housing allowance for Mr. Mathews to cover the estimated expenses he incurs in maintaining a residence in the New York City area.

(6) Represents the cash portion of the discretionary bonus for Fiscal 2020 paid in equal quarterly installments during Fiscal 2021.

(7) This amount includes $5,200 per month paid to Mr. Mathews as a housing allowance in the Phoenix, Arizona area which Mr. Mathews used instead of a hotel, as Mr. Mathews split his time during Fiscal 2020 between the Phoenix and New York offices given the majority of the Company’s employees are based in Phoenix. The Compensation Committee approved this arrangement since the cost of a hotel and meals would have exceeded the rental amount. Additionally, this amount includes a total of $16,800 for 2019 Fiscal Year in country club dues in the Phoenix area which the Company paid in accordance with the approval of the Compensation Committee. On a monthly basis, employees of the Phoenix office used the country club as part of a shared team-building experience. Mr. Mathews reimbursed the Company for personal expenses he incurs at the country club. These sums are disclosed in this Summary Compensation Table pursuant to the SEC Staff’s interpretations, even though the payment of these expenses resulted in a benefit to the Company and saved the Company money.

(8) Represents the grant date fair value of the RSU portion of the discretionary bonus for Fiscal 2020. The RSUs were granted on July 8, 2020 and vest on July 8, 2023.

(9) Represents the cash portion of the discretionary bonus for Fiscal 2020 paid in equal quarterly installments during Fiscal 2021.

(10) Represents the grant date fair value of the RSU portion of the discretionary bonus for Fiscal 2020. The RSUs were granted on July 8, 2020 and vest on July 8, 2023.

(11) Represents the cash portion of the discretionary bonus for Fiscal 2020 paid in equal quarterly installments during Fiscal 2021.

(12) Includes the following amounts paid under Mr. Cotroneo's Severance Agreement: (i) severance of $150,000, (ii) $18,563 as a final installment of the cash bonus for Fiscal 2020, (iii) $33,750 as a bonus for Fiscal 2021, (iv) $96,250 as reimbursement for relocation costs, (v) health insurance and related costs of $5,307, and (vi) $606,698, the value of 80,251 shares of the Company's common stock issued upon accelerated vesting of 80,251 previously granted RSUs. This amount also includes $17,500 paid as a housing allowance in the Tampa area.

(13) Mr. Cotroneo served as the Chief Financial Officer from December 1, 2019 to February 25, 2021.

(14) Included $35,000 paid to Mr. Cotroneo for Board and committee service prior to his appointment as Chief Financial Officer.

(15) Includes the grant date fair value of the RSUs granted on February 4, 2020 of 75,000 RSUs, December 1, 2019 grant to Frank J. Cotroneo upon his becoming Chief Financial Officer, of 100,000 RSUs, and the grant date fair value of the restricted stock award to Mr. Cotroneo for Board and committee service prior to becoming Chief Financial Officer, of 15,000 RSUs, which vested upon him becoming Chief Financial Officer; in each case computed in accordance with FASB ASC Topic 718 and the SEC disclosure rules. Does not give effect to accelerated vesting or termination of certain RSUs pursuant to Mr. Cotroneo’s Severance Agreement.

Named Executive Officer Employment Agreements

The Company has entered into Employment Agreements with Michael Mathews, Cheri St. Arnauld and Gerard Wendolowski. Set forth below is the description of the material terms of the Employment Agreements.

Michael Mathews. The Employment Agreement with Mr. Mathews effective July 21, 2021 provides that he will serve as the Chief Executive Officer of the Company for a period of three years, subject to an automatic renewal for successive one-year terms unless prior notice of non-renewal is given by either party. Pursuant to his Employment Agreement, Mr. Mathews receives an annual base salary of $350,000.

Cheri St. Arnauld. Pursuant to her Employment Agreement effective June 11, 2017, Dr. St. Arnauld will serve as the Chief Academic Officer of the Company for a period of three years, subject to an automatic renewal for successive one-year terms unless prior notice of non-renewal is given by either party. Pursuant to her Employment Agreement, Dr. St. Arnauld receives an annual base salary of $300,000.

Gerard Wendolowski. Mr. Wendolowski’s Employment Agreement effective November 11, 2014, provides that he will serve as the Chief Operating Officer of the Company for a period of three years, subject to an automatic renewal for successive one-year terms unless prior notice of non-renewal is given by either party. Mr. Wendolowski’s base salary increased to $300,000 on June 11, 2017.

Severance Agreement

As previously disclosed, on February 25, 2021, Frank J. Cotroneo, Chief Financial Officer and director of the Company, resigned from his positions as an officer and director of the Company and terminated his employment with the Company. In connection with Mr. Cotroneo’s resignation, the Company entered into a Confidential Severance Agreement with Mr. Cotroneo (the “Agreement”). Mr. Cotroneo’s Employment Agreement, dated December 1, 2020, terminated upon execution of the Agreement. Under the Agreement, Mr. Cotroneo received severance of $150,000, $18,563 as a final bonus for Fiscal 2020, $33,750 as a final bonus for Fiscal 2021, and $96,250 as reimbursement for relocation costs which the Company had previously agreed to in order to induce Mr. Cotroneo to move. For six months, the Company agreed to pay Mr. Cotroneo’s health insurance and related costs of $5,307. In addition, the Company agreed to the automatic vesting of 13,892 unvested non-qualified stock options exercisable at $5.12 and the accelerated vesting of 80,251 RSUs in the amount of $606,698. The remaining price based RSUs terminated.

Bonuses

Target Bonus

For each fiscal year during the term of the Named Executive Officers’ Employment Agreements beginning May 1 and ending April 30 of the applicable fiscal year, each Named Executive Officer, except Mr. Cotroneo, has the opportunity to earn a bonus up to 30%, 66% or 100% of his or her then base salary (the “Target Bonus”) as follows.

When the Company achieves annual Adjusted EBITDA (as defined in their Employment Agreements) at certain threshold levels (each, an “EBITDA Threshold”), the Named Executive Officers shall receive an automatic cash bonus (the “Automatic Cash Bonus”) equal to a percentage of his or her then base salary, and shall receive a grant of fully vested shares of the Company’s common stock having an aggregate Fair Market Value (as such term is defined in the Plan) equal to a percentage of the Named Executive Officer’s then base salary (the “Automatic Equity Bonus”). See “Severance Agreement” above for the discussion of the payments made to Mr. Cotroneo who resigned in February 2021.

The EBITDA Thresholds and corresponding bonus levels are set forth in the table below. For the avoidance of doubt, the Named Executive Officer shall only be eligible to receive the bonuses associated with a single EBITDA Threshold; i.e. in the event the Company attains EBITDA Threshold (2), only the bonuses associated with EBITDA Threshold (2) below (and not the bonuses associated with EBITDA Threshold (1) shall be applicable.

EBITDA Threshold	Automatic Cash Bonus	Automatic Equity Bonus
$1,000,000 - $1,999,999	7.5%	7.5%
$2,000,000 - $3,999,999	16.5%	16.5%
$4,000,000 and over	25.0%	25.0%

The earning of the Automatic Cash Bonus is subject to the Company having at least $2,000,000 in available cash after deducting the Target Bonuses paid to all executive officers of the Company or its subsidiaries under the same Target Bonus formula pursuant to such executives’ employment agreements (the “Cash Threshold”) and the executive officer continuing to provide services under their Employment Agreement on the applicable Target Bonus determination date. If the Company is unable to pay the Automatic Cash Bonus as a result of not meeting the Cash Threshold, no Automatic Cash Bonus will be earned for that fiscal year.

Discretionary Bonus

In addition, each of the Named Executive Officers, except Mr. Cotroneo, is eligible to receive a discretionary bonus (the "Discretionary Bonus") consisting of a cash and equity component matching the applicable Target Bonus based on the Board’s determination that the Named Executive Officer has achieved certain annual performance objectives established by the Board. See “Severance Agreement” above for the discussion of the payments made to Mr. Cotroneo who resigned in February 2021.

Fiscal 2021 Bonuses

The Company achieved for Fiscal 2021 the first EBITDA Threshold.

On July 21, 2021, the Executive Committee approved an amendment to the executive performance bonus plan to allow a one-time payment in cash of the equity component of the Target Bonus and the Discretionary Bonus to the Named Executive Officers for the Fiscal 2021.

Termination Provisions

Under their Employment Agreements, the Named Executive Officers are entitled to severance payments. All of the termination provisions are intended to comply with Section 409A of the Internal Revenue Code of 1986, or the Code, and the Regulations thereunder.

In the event of termination by the Company without “cause” or resignation for “good reason,” each of the Named Executive Officers is entitled to receive 12 months base salary, immediate vesting of unvested equity awards and continued benefits for six months.

In case of termination or change in title upon a change of control event, each of the Named Executive Officers is entitled to receive 18 months base salary, immediate vesting of unvested equity awards, continued benefits for 18 months and 100% of the existing Target Bonus, if any, for that fiscal year when the change of control occurs.

“Change of control” is defined in the Employment Agreements the same way it is defined under Section 409A of the Code. Generally, “good reason” is defined as a material diminution in the Named Executive Officer’s authority, duties or responsibilities due to no fault of his or her own (unless he or she has agreed to such diminution); or (ii) any other action or inaction that constitutes a material breach by the Company under the Employment Agreement; or (iii) generally a relocation of the principal place of employment to a location outside the locations specified in the Employment Agreements, including metropolitan New York, New York or Phoenix, Arizona area.

In the event employment is terminated at the end of the term upon the notice of non-renewal and a Named Executive Officer remains employed until the end of the term, such Named Executive Officer will be entitled to receive six months base salary and continued benefits for six months.

Under the terms of the Employment Agreements, the Named Executive Officers are subject to non-competition and non-solicitation covenants during the term of their employment and during one year following termination of employment with the Company. The Employment Agreements also contain customary confidentiality and non-disparagement covenants.

Outstanding Awards at April 30, 2021

Listed below is information with respect to unexercised options that have not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of April 30, 2021. The vesting of all unvested options and RSUs are subject to continued employment on each applicable vesting date.

	Options Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price (e)	Option Expiration Date (f)		Number of Shares or Units of Stock that Have Not Vested (3) (g)	Market Value of Shares of Units of Stock that Have Not Vested (1) (h)
Michael Mathews	—		—		$—			80,157	$382,349

Frank J. Cotroneo	13,892	(2)	—		$5.12	5/25/21	(2)	—	$—

Cheri St. Arnauld	120,000		60,000	(3)	$7.55	7/19/23		62,741	$299,275

Gerard Wendolowski	200,000		—		$4.90	5/13/22		62,741	$299,275
	120,000		60,000	(4)	$7.55	7/19/23

———————

(1) Based on $4.77 per share, the closing price of the Company’s common stock as of April 30, 2021.

(2) Mr. Cotroneo resigned on February 25, 2021. The Company agreed to the automatic vesting of 13,892 unvested non-qualified stock options, which could be exercised for one year following the effective date of resignation.

(3) Remainder vests on July 19, 2021

(4) Remainder vests on July 19, 2021.

Executive Employment Agreements and Equity Awards

The following summarizes employment agreements and equity compensation to our executive officers who are not Named Executive Officers since May 1, 2019:

On October 31, 2019, Dr. Anne McNamara, the Chief Nursing Officer of the Company received a grant of 50,000 restricted stock units (“RSUs”). The RSUs vest on October 31, 2022, subject to continued employment as an officer of the Company as of the vesting date.

Effective December 1, 2019, Robert Alessi received a grant of 20,000 RSUs in connection with Mr. Alessi’s appointment as the Company’s Chief Accounting Officer. The RSUs vest annually over a three-year period, subject to continued employment on each applicable vesting date.

On February 4, 2020, Dr. Anne McNamara, the Chief Nursing Officer of the Company, received a grant of 50,000 RSUs. The RSUs vest four years from the grant date, subject to accelerated vesting as follows: (i) if the closing price of the Company’s common stock is at least $9 for 20 consecutive trading days, 10% of the RSUs vest immediately; (ii) if the closing price of the Company’s common stock is at least $10 for 20 consecutive trading days, 25% of the RSUs vest immediately; and (iii) if the closing price of the Company’s common stock is at least $12 for 20 consecutive trading days, all of the unvested RSUs vest immediately. Of these RSUs, 5,000 vested in August 2020 and 12,500 RSUs vested in September 2020.

On July 8, 2020, based on the recommendation of the Compensation Committee, the Board awarded discretionary bonuses, consisting each of a cash portion and an RSU portion, to Messrs. Mathews, Cotroneo and Wendolowski, and Drs. St. Arnauld and McNamara, the executive officers of the Company.

On August 12, 2020, Robert Alessi, the Company’s Chief Accounting Officer, received a grant of 20,000 RSUs. The RSUs vest in approximately equal annual increments over a three-year period from July 1, 2020, subject to continued service as an executive officer of the Company as of each applicable vesting date.

Additionally, the following RSUs granted to the Named Executive Officers on February 4, 2020, vested in August and September 2020 pursuant to the accelerated vesting provisions contained therein: (i) 35,000 out of 100,000 RSUs granted to Michael Mathews, Chief Executive Officer and Chairman of the Board, (ii) 26,250 out of 75,000 RSUs granted to Frank J. Cotroneo, former Chief Financial Officer, (iii) 26,250 out of 75,000 RSUs granted to Dr. Cheri St. Arnauld, Chief Academic Officer, and (iv) 26,250 out of 75,000 RSUs granted to Gerard Wendolowski, Chief Operating Officer.

Effective December 1, 2020, the Company entered into a new Employment Agreement with Robert Alessi. The Employment Agreement provides that Mr. Alessi’s employment with the Company will be for a period of three years, subject to an automatic renewal for successive one-year terms unless prior notice of non-renewal is given by either party. Pursuant to his Employment Agreement, Mr. Alessi receives an annual base salary of $250,000. Additionally, the Company shall grant Mr. Alessi 15,000 RSUs per year, initially on December 1, 2020 and subsequently on each of December 1, 2021 and 2022. Pursuant to his Employment Agreement, Mr. Alessi shall also have the opportunity to earn a target bonus up to 20% of his annual base salary for each fiscal year during the term of his Employment Agreements beginning May 1 and ending April 30 of the applicable fiscal year, based on meeting certain performance targets established by the Chief Financial Officer for each fiscal year.

On July 21, 2021, Michael Mathews received a grant of 125,000 RSUs, which RSUs will vest in full on the date the Company files with the SEC a quarterly or annual report on Forms 10-Q or 10-K, as applicable, which report directly or indirectly reflects that the Company delivered for the fiscal quarter covered by such report a net income on a GAAP basis, subject to continued employment with the Company on the vesting date. If the RSUs do not vest within three years from the effective date of Mr. Mathews’ Employment Agreement, they shall expire and be automatically forfeited.

On August 12, 2021, Mr. Gerard Wendolowski, the Company’s Chief Operating Officer, and Dr. Cheri St. Arnauld, the Company’s Chief Academic Officer, received a grant of 80,000 RSUs each. The RSUs will vest in three nearly equal annual increments with the first increment vesting on August 12, 2022, subject to continued service as an officer of the Company on each applicable vesting date. Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs were granted under the 2018 Plan and were approved by the Compensation Committee of the Board of Directors of the Company.

On August 16, 2021, the Company entered into an Employment Agreement with Matthew LaVay, our Chief Financial Officer. The Employment Agreement provides that Mr. LaVay will serve as the Chief Financial Officer of the Company for a period of four years, subject to an automatic renewal for successive one-year terms unless prior notice of non-renewal is given by either party. Pursuant to his Employment Agreement, Mr. LaVay will receive annual base salary of $325,000, such other compensation and benefits as set forth in the Employment Agreement, and will be eligible to participate in the Company’s executive performance bonus plan. Mr. LaVay received a grant of 125,000 RSUs pursuant to his Employment Agreement. The RSUs vest in three approximately equal annual increments with the first increment vesting on August 16, 2022, subject to continued employment on each applicable vesting date. Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs were granted under the 2018 Plan.

DIRECTOR COMPENSATION

Our employees do not receive compensation for serving as members of our Board. Our non-employee directors receive compensation for their service as directors and members of committees of the Board, consisting of cash and equity awards. Our non-employee directors can elect to receive equity instead of all or a portion of their cash compensation for service as directors. Compensation for service on committees of the Board is paid in shares of restricted common stock. In January 2021, each non-employee director, except for Messrs. Kass and Koehneman whose annual compensation was prorated for the time they served on the Board in calendar 2020, received compensation for Board service in the amount of $35,000 for calendar year 2020 and additional compensation for service on committees of the Board. All non-employee directors elected to receive awards of restricted common stock instead of the annual cash retainer, except for Norman D. Dicks and C. James Jensen (who resigned as a director on July 14, 2021). Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as Board and committee members. Under the Plans, our non-employee directors receive grants of restricted common stock as compensation for their services on our Board, as described above. Because we do not pay compensation to employee directors, Mr. Mathews and Mr. Cotroneo was not compensated for their services as a director in Fiscal 2021 and are omitted from the following table.

In Fiscal 2021, non-employee members of our Board were compensated as follows:

Name (a)	Fees Earned or Paid in Cash (1) (b)	Stock Awards (2) (3) (4) (c)	Total (j)
Norman D. Dicks	$35,000	$9,000	$44,000
C. James Jensen (5)	$35,000	$16,500	$51,500
Andrew Kaplan	—	$51,500	$51,500
Douglas Kass	—	$19,756	$19,756
Michael Koehneman	—	$22,000	$22,000
Sanford Rich	—	$57,000	$57,000

———————

(1) Represents the portion of cash compensation earned as of April 30, 2021.

(2) The table below sets forth unvested restricted common stock awards and unexercised options held by each of our non-employee directors outstanding as of April 30, 2021.

Name	Aggregate Number of Restricted Stock Awards Outstanding at April 30, 2021	Aggregate Number of Unexercised Option Awards Outstanding at April 30, 2021
Norman D. Dicks	667	38,000
C. James Jensen	1,000	35,000
Andrew Kaplan	2,946	70,833
Douglas Kass	—	—
Michael Koehneman	—	—
Sanford Rich	2,946	71,000

(3) Amounts reported represent the aggregate grant date fair value of awards without regards to forfeitures granted to the independent members of our Board during Fiscal 2021, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by each director.

(4) Pursuant to their election to receive shares of restricted common stock in lieu of $35,000 in cash compensation, Messrs. Kaplan, Kass, Koehneman, and Rich each received a grant of fully vested restricted common stock in January 2021. Committee service fees were also paid in restricted common stock.

(5) Mr. Jensen retired from the Board effective July 14, 2021.

PROPOSAL 4. THE ADJOURNMENT PROPOSAL

General

The Company is asking its stockholders to approve, if necessary, adjournment of the Annual Meeting to solicit additional proxies in favor of one or more proposals submitted to the stockholders at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

The affirmative vote of a majority of the votes cast is required to approve this Proposal 4. Abstentions will not be considered as votes cast under the Company’s bylaws, and accordingly will have no effect on the outcome of this Proposal 4.

The Board recommends a vote “FOR” this Proposal 4.

OTHER MATTERS

The Company has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, the Company will cancel your previously submitted proxy.

Annex A

Amendment No. 3 to the

Aspen Group, Inc.

2018 Equity Incentive Plan

Section 4 of the Aspen Group, Inc. 2018 Equity Incentive Plan, as amended (the “Plan”) is hereby amended by replacing the second sentence of such Section 4 with the following sentence:

“The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 2,350,000, less any Stock Rights previously granted or exercised subject to adjustment as provided in Section 14.”

A-1

ASPEN GROUP, INC. 276 FIFTH AVENUE, SUITE 505 NEW YORK, NY 10001-4509

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 21, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 21, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON You may vote the shares in person by attending the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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E52475-P14488	DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASPEN GROUP, INC.			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR all listed nominees:						number(s) of the nominee(s) on the line below.

1.	Elect seven members of the Board of Directors for a one-year term expiring at the next annual meeting of stockholders.		☐	☐	☐

Nominees:

	01) Michael Mathews	05) Michael Koehneman
	02) Norman D. Dicks	06) Dr. Joan Prince
	03) Andrew Kaplan	07) Sanford Rich
04) Doug Kass

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.							For	Against	Abstain

2.

Approve an amendment to the Aspen Group, Inc. 2018 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 1,600,000 shares to 2,350,000 shares.

							☐	☐	☐

3.	Ratify the selection of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2022.						☐	☐	☐

4.

Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the Annual Report on Form 10-K, as amended, are available at www.proxyvote.com.

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E52476-P14488

ASPEN GROUP, INC.
Annual Meeting of Stockholders
December 22, 2021
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Michael Mathews and Dr. Cheri St. Arnauld, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ASPEN GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m., local time on December 22, 2021, at the offices of Aspen Group, Inc. located at 4615 E. Elwood Street, Phoenix, Arizona 85040, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side